EXHIBIT 10.12.2
SECOND AMENDMENT
TO THE
WESTERN DIGITAL CORPORATION
401(k) PLAN
PREAMBLE
     1. Adoption and Effective Date of Amendment. This Amendment to the Western Digital Corporation 401(k) Plan (the “Plan”) is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”). This Amendment is intended as good faith compliance with the specific requirements of EGTRRA and guidance issued thereunder. In accordance with the guidance, this Amendment shall be effective as of March 28, 2005.
     2. Supersession of Inconsistent Provisions. This Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.
     3. Defined Terms. Wherever used in this Amendment, terms identified by initial capitalization shall have the meanings indicated in the Plan unless a different meaning is plainly required by the context. The singular shall include the plural, unless the context indicates otherwise. Headings are used for convenience of reference only, and in case of conflict, the text of this Amendment, rather than such headings, shall control.

     1. Effective as of March 28, 2005, Section 9.4.1.1 is hereby amended in its entirety to read as follows:
“9.4.1.1 In the case of a Participant whose Distributable Benefit is $1,000 or less, distribution shall be made as soon as administratively practicable following the Valuation Date coinciding with or immediately following such Participant’s Severance, whether or not the Participant consents to such distribution. The preceding provisions of this Subsection 9.4.1.1 shall not be interpreted or applied to preclude the administrative practice of effecting distribution as of the last day of a month, quarter or other period not less frequent than annual, of all distributions to be made pursuant to this Subsection 9.4.1.1 with respect to Severances occurring during such period.”

     2. Effective as of March 28, 2005, Section 9.4.1.2 is hereby amended in its entirety to read as follows:
“9.4.1.2 In the case of a Participant whose Distributable Benefit is $1,001 or more, distribution shall be made as soon as administratively practicable following the Valuation Date coinciding with or next following the later of (A) the Valuation Date determined in accordance with Section 10.2, or (B) the receipt by the Retirement Committee of the consent of the Participant to the distribution in accordance with 9.4.1.4 below.”
     IN WITNESS WHEREOF, in order to record the adoption of this Amendment. WESTERN DIGITAL CORPORATION has caused this instrument to be executed by its duly authorized officer this 12th day of January, 2006.

WESTERN DIGITAL CORPORATION

By:	/s/ Raymond M. Bukaty

Name:	Raymond M. Bukaty

Title:	Sr. Vice President, Administration,
General Counsel and Secretary